Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2020 RESULTS

- Net loss of $0.05 Per Fully Diluted Share -

- Core FFO of $0.12 Per Fully Diluted Share -

- $1.5 Billion of Liquidity -

- No Debt Maturity Through 2024 -

- Collections Consistent, Cost Reduction Targets Achieved -

- Indoor Environmental Quality and Energy Efficiency Differentiate Portfolio -

New York, New York, October 28, 2020—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2020.

“ESRT continues to adjust on a daily basis to smooth tenant reentry, collect rents, manage Observatory visits, assist survival of our local retail tenants, and ensure ESRT employee safety. Our tenant presence in our buildings in our Greater New York Metro Area has grown materially, and our New York City buildings continue to see slow growth off a low base with the lowest utilization by our largest tenants. Visits to the Empire State Building Observatory continue to grow off a very low base, limited by border controls against interstate and international tourist travel. Happily, we are well-positioned to manage these challenges with our flexible balance sheet, continued success with collections, successfully implemented cost reduction measures, and new management team members,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, President and Chief Executive Officer. “Our more than a decade of industry leading focus on Indoor Environmental Quality has positioned our buildings for our tenants to return safely to their offices. ESRT has the first U.S. commercial portfolio to achieve the WELL Health-Safety rating, an evidence-based, third-party verified rating for all facility types, focused on operational policies, maintenance protocols, emergency plans and stakeholder education to address a post-COVID-19 environment now and broader health and safety-related issues into the future. This rating is a validation of our work to provide tenants with healthy and safe environments. Additionally, our foresight and planning around energy efficiency means the Company has no fines in 2024 under New York City’s Local Law 97 to reduce greenhouse gases.”

Third Quarter and Recent Highlights

•	Net loss attributable to the Company was $0.05 per fully diluted share.

•	After a $0.02 per share reserve against tenant receivables and non-cash reduction in straight-line rent balances, Core Funds From Operations (“Core FFO”) was $0.12 per fully diluted share.

•

Same-Store Property Cash NOI excluding lease termination fees was up 9.3% from the third quarter of 2019 primarily driven by lower property operating expenses and free rent burn-off, partially offset by lower revenue.

•

Strong liquidity position of $1.5 billion as of September 30, 2020, which consists of $373.0 million of cash plus an additional $1.1 billion available under the Company’s revolving credit facility. Moreover, the Company has no debt maturity until 2024.

•

In the third quarter and through October 27, 2020, the Company repurchased $18.4 million of its common stock at a weighted average price of $6.36 per share, which brings the year-to-date total to $132.9 million at a weighted average price of $8.33 per share.

•	For the total portfolio in the third quarter, we signed 18 new, renewal, and expansion leases, representing 247,449 rentable square feet.

•

Collected 94% of third quarter 2020 total billings with 96% for office tenants and 84% for retail tenants. Through October 23, 2020, collected 92% of October total billings, with 93% for office tenants and 84% for retail tenants.

•	On-track with previously communicated 2020 G&A run rate of $60 million, excluding one-time severance charges, which reflects an $8 million reduction year-to-date.

•

Year-to-date through September 30th, the Company reduced property operating expenses by $26 million compared to the prior year period, driven by reduced tenant utilization and the Company’s cost reduction initiatives. The Company also expects $4 million on an annualized basis of permanent cost reductions from 2021 onwards.

•	On July 13, 2020, the Company announced the appointment of R. Paige Hood to its Board of Directors, effective August 1, 2020, and the departure of William H. Berkman, effective July 31, 2020.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.empirestaterealtytrust.com) the latest investor presentation which contains additional information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of September 30, 2020, the Company’s total portfolio contained 10.1 million rentable square feet which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space. As of September 30, 2020, the Company’s portfolio was occupied and leased as shown below. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the date of the Company’s completion of redevelopment work for new leases to commence.

	September 30, 2020	June 30, 2020	September 30, 2019
Percent occupied:
Total portfolio	85.9%	85.6%	89.4%
Total office	85.6%	85.5%	89.3%
Manhattan office	86.9%	87.0%	89.6%
Empire State Building	86.6%	86.1%	93.4%
Retail	89.4%	87.4%	90.7%
Percent leased (includes signed leases not commenced):
Total portfolio	89.7%	89.6%	91.7%
Total office	89.4%	89.4%	91.5%
Manhattan office	90.9%	91.5%	92.1%
Empire State Building	93.1%	93.5%	95.3%
Retail	93.4%	93.4%	94.3%

Rent Collections

Throughout the third quarter in and October, the Company maintained a higher level of collection of its property billings. The Company has collected the following:

Total Billings Collections (as of 10/23/2020)	2Q 2020	3Q 2020	Oct. 2020
Total Billings Collected	85%	94%	92%
Rent Deferrals	4%	0%	0%
Security Deposits Applied	8%	1%	0%
Uncollected - Covered by Security Deposit	1%	2%	4%
Uncollected	2%	3%	4%

	100%	100%	100%
Office	86%	96%	93%
Retail	78%	84%	84%

In the third quarter, the Company took a $5.8 million total reduction in revenue, or a $0.02 per share impact, comprised of a $4.4 million reserve against tenant receivables and $1.4 million non-cash reduction of straight-line rent balances. The annualized impact of the reserve against tenant receivables equates to approximately 3.2% of our annualized rental revenue as of September 30, 2020.

Leasing

Leasing activity has been reduced due to the impact of the COVID-19 pandemic. The below tables summarize leasing activity for the three months ended September 30, 2020:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
Office	17	242,323	$50.98	$53.74	(5.1%)
Retail	1	5,126	$53.68	$55.15	(2.7%)
Total Overall	18	247,449	$51.04	$53.77	(5.1%)

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
New Office	4	130,783	$51.93	$48.56	6.9%
Renewal Office	4	6,049	$50.48	$60.61	(16.7%)
Total Office	8	136,832	$51.86	$49.09	5.6%

Significant Leases Executed During Third Quarter 2020

•

At Empire State Building, the Company signed a new office lease with Li & Fung for approximately 103,500 square feet for a term of 8.3 years. Li & Fung replaced an existing Global Brands Group lease with no change in rent and no tenant concessions.

•

At Metro Center, the Company signed a new office lease with Berkley Insurance Company, a subsidiary of W. R. Berkley Corporation, for approximately 63,200 square feet for a term of 11.7 years. Berkley is new to the Company’s portfolio and backfills the ThomsonReuters move-out.

Significant Lease Subsequent to Third Quarter 2020

•

At Empire State Building, the Company signed a new office lease with Centric Brands for approximately 212,000 square feet for a term of 7.9 years. The Company recaptured space, which had been subleased by Global Brands Group to Centric, to lease it directly to Centric. While the leasing spread was (15%) based on initial face rent, on a cash flow basis, this transaction was approximately neutral inclusive of all related transaction costs and related lease termination fee.

Nine Months of Observatory Results

Observatory revenue for January and February 2020 increased 13.2% year-over-year, after adjusting for the 102nd floor observation deck, which was closed for redevelopment in first quarter 2019 and re-opened in the fourth quarter 2019. In compliance with the requirements of authorities, the Company closed the Empire State Building Observatory on March 16, 2020 due to the COVID-19 pandemic and it remained closed until the 86th floor observation deck was reopened on July 20, 2020. The 102nd observation deck was reopened on August 24, 2020.

The Observatory hosted approximately 30,000 visitors in the third quarter of 2020, compared to 1,042,000 visitors in the third quarter of 2019, a decrease of 97.1%. Against the backdrop of international, national, and local travel restrictions and quarantines, the Observatory has seen steady, weekly increases in visitors. Month-to-date through October 25, attendance was at nearly 6% of 2019 comparable period attendance. This represents a gradual improvement, but is below the 10% projection for traffic in October set forth in the September investor deck. The Company fully expects attendance to return to pre COVID-19 levels with restored national and international travel trends which remain depressed under COVID-19.

Observatory revenue for the third quarter 2020 was $4.4 million, driven by low visitation levels and fewer days of operation in the quarter. Observatory revenue included $2.0 million of deferred revenue from unused tickets and earned income from tour and travel partners, as well as $1.2 million of fixed license fee for the gift shop. Observatory expenses were $5.9 million in the third quarter 2020. This represents a reduction from a $35 million annualized expense run-rate pre-pandemic to a current $25 million annualized expense run-rate for 2020 driven by reduced hours of operations and staffing.

Balance Sheet

The Company has $1.5 billion of total liquidity as of September 30, 2020, which is comprised of $373.0 million of cash, plus an additional $1.1 billion available under its revolving credit facility.

On September 1, 2020, the Company repaid $550 million of borrowings under its revolving credit facility that had been drawn down amidst uncertainty about credit markets at the March 2020 onset of the COVID-19 lockdown with a related annualized savings of approximately $7.5 million at current interest rates.

At September 30, 2020, the Company had total debt outstanding of approximately $2.0 billion, with a weighted average interest rate of 4.0% per annum, and a weighted average term to maturity of 8.3 years. At September 30, 2020, the Company’s net debt to total market capitalization was 46.3% and net debt to adjusted EBITDA was 5.6x. The Company has no debt maturity until 2024.

In the third quarter and through October 27, 2020, the Company repurchased $18.4 million of its common stock at a weighted average price of $6.36 per share, which brings the year-to-date total to $132.9 million at a weighted average price of $8.33 per share, through a combination of open-market purchases and the execution of a 10b5-1 program.

Other Items

The Company recognized the following one-time expenses during the quarter:

•	A $1.3 million write-off, net of reimbursement, of prior capitalized expenditures on a development project that is unlikely to continue;

•	An accrued expense of $1.2 million which reflects an estimated liability associated with the Initial Public Offering-related litigation; and

•	A severance expense of $0.8 million related to elimination of positions.

Dividend

On August 27, 2020, the Company announced its decision to suspend its third and fourth quarter 2020 dividend to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Company expects to have no taxable income in 2020, and therefore no requirement to pay any dividend on its common stock in either the third or fourth quarter of 2020. The Company and its Board believe that payment of a dividend is currently not the highest and best use of its balance sheet.

On September 30, 2020, the Company paid the preferred dividend of $0.15 per unit for the third quarter 2020 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and the preferred dividend of $0.175 per unit for the third quarter 2020 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 29, 2020 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until November 5, 2020, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13710737.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

The Company uses, and intends to continue to use, the Investors page of its website, which can be found at www.empirestaterealtytrust.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the “World’s Most Famous Building.” Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2020, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio. Long the leader in energy efficiency retrofits and Indoor Environmental Quality, Empire State Realty Trust is the first commercial real estate portfolio in the U.S. to achieve the WELL Health-Safety Rating.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s tenants, particularly retail, and the Observatory recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments, including such tenants’ ability to pay rent following the termination of temporary governmental assistance and benefits programs, (d) government moratoriums and/or limits (including temporary closure of certain court systems) which directly or indirectly abridge the enforcement of lease obligations and related guarantees, (e) the potential impact on the Company’s human capital management, including potentially reduced productivity associated with work-from-home and risks associated with employees returning to the office, (f) international and national disruption of travel and tourism with a resulting decline in Observatory visitors, and (g) macroeconomic conditions, such as a disruption of, or lack of access to, the capital markets, and general volatility adversely impacting the market price of the Company’s Class A common stock and publicly-traded partnership units of the Operating Partnership; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; and (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Revenues
Rental revenue	$139,909	$150,225
Observatory revenue	4,419	37,575
Lease termination fees	331	2,361
Third-party management and other fees	283	304
Other revenue and fees	1,633	2,408

Total revenues	146,575	192,873
Operating expenses
Property operating expenses	33,836	47,894
Ground rent expenses	2,331	2,331
General and administrative expenses	14,517	14,421
Observatory expenses	5,931	9,089
Real estate taxes	31,196	29,599
Impairment charge	2,103	—
Depreciation and amortization	44,733	44,260

Total operating expenses	134,647	147,594

Total operating income	11,928	45,279
Other income (expense):
Interest income	366	2,269
Interest expense	(23,360)	(19,426)
IPO litigation expense	(1,165)	—

Income (loss) before income taxes	(12,231)	28,122
Income tax expense	(38)	(1,338)

Net income (loss)	(12,269)	26,784
Preferred unit distributions	(1,050)	(234)
Net (income) loss attributable to non-controlling interests	5,115	(10,668)

Net income (loss) attributable to common stockholders	$(8,204)	$15,882

Total weighted average shares
Basic	173,048	178,352

Diluted	280,940	298,151

Net income (loss) per share attributable to common stockholders
Basic	$(0.05)	$0.09

Diluted	$(0.05)	$0.09

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2020	2019
Revenues
Rental revenue	$426,021	$434,713
Observatory revenue	24,049	91,039
Lease termination fees	1,575	3,112
Third-party management and other fees	930	955
Other revenue and fees	5,254	6,591

Total revenues	457,829	536,410
Operating expenses
Property operating expenses	105,054	131,076
Ground rent expenses	6,994	6,994
General and administrative expenses	48,617	44,445
Observatory expenses	18,087	25,024
Real estate taxes	90,029	86,098
Impairment charges	6,204	—
Depreciation and amortization	143,609	135,179

Total operating expenses	418,594	428,816

Total operating income	39,235	107,594
Other income (expense):
Interest income	2,529	9,907
Interest expense	(66,906)	(60,712)
Loss on early extinguishment of debt	(86)	—
IPO litigation expense	(1,165)	—

Income (loss) before income taxes	(26,393)	56,789
Income tax benefit (expense)	2,794	(1,219)

Net income (loss)	(23,599)	55,570
Preferred unit distributions	(3,147)	(702)
Net (income) loss attributable to non-controlling interests	10,244	(22,222)

Net income (loss) attributable to common stockholders	$(16,502)	$32,646

Total weighted average shares
Basic	176,299	177,428

Diluted	285,640	298,117

Net income (loss) per share attributable to common stockholders
Basic	$(0.09)	$0.18

Diluted	$(0.09)	$0.18

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net income (loss)	$(12,269)	$26,784
Preferred unit distributions	(1,050)	(234)
Real estate depreciation and amortization	43,029	43,303
Impairment charge, net of reimbursement	1,259	—

FFO attributable to common stockholders and non-controlling interests	30,969	69,853
Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	32,926	71,810
Severance expenses	805	—
IPO litigation expense	1,165	—

Core FFO attributable to common stockholders and non-controlling interests	$34,896	$71,810

Total weighted average shares
Basic	280,940	298,151

Diluted	280,940	298,151

FFO per share
Basic	$0.11	$0.23

Diluted	$0.11	$0.23

Modified FFO per share
Basic	$0.12	$0.24

Diluted	$0.12	$0.24

Core FFO per share
Basic	$0.12	$0.24

Diluted	$0.12	$0.24

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2020	2019
Net income (loss)	$(23,599)	$55,570
Preferred unit distributions	(3,147)	(702)
Real estate depreciation and amortization	138,555	132,217
Impairment charges, net of reimbursement	5,360	—

FFO attributable to common stockholders and non-controlling interests	117,169	187,085
Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	123,042	192,958
Loss on early extinguishment of debt	86	—
Severance expenses	3,813	—
IPO litigation expense	1,165	—

Core FFO attributable to common stockholders and non-controlling interests	$128,106	$192,958

Total weighted average shares
Basic	285,640	298,117

Diluted	285,640	298,117

FFO per share
Basic	$0.41	$0.63

Diluted	$0.41	$0.63

Modified FFO per share
Basic	$0.43	$0.65

Diluted	$0.43	$0.65

Core FFO per share
Basic	$0.45	$0.65

Diluted	$0.45	$0.65

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2020	December 31, 2019
Assets
Commercial real estate properties, at cost	$3,134,666	$3,109,433
Less: accumulated depreciation	(927,517)	(862,534)

Commercial real estate properties, net	2,207,149	2,246,899
Cash and cash equivalents	373,088	233,946
Restricted cash	54,865	37,651
Tenant and other receivables	25,853	25,423
Deferred rent receivables	223,886	220,960
Prepaid expenses and other assets	50,773	65,453
Deferred costs, net	207,774	228,150
Acquired below market ground leases, net	346,693	352,566
Right of use assets	29,154	29,307
Goodwill	491,479	491,479

Total assets	$4,010,714	$3,931,834

Liabilities and equity
Mortgage notes payable, net	$603,178	$605,542
Senior unsecured notes, net	973,106	798,392
Unsecured term loan facility, net	387,309	264,640
Accounts payable and accrued expenses	111,918	143,786
Acquired below market leases, net	33,405	39,679
Ground lease liabilities	29,154	29,307
Deferred revenue and other liabilities	77,572	72,015
Tenants’ security deposits	51,257	30,560

Total liabilities	2,266,899	1,983,921
Total equity	1,743,815	1,947,913

Total liabilities and equity	$4,010,714	$3,931,834